UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 2, 2005

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

            Nevada                            1-10077                   87-0401761

(State or other jurisdiction             (Commission             (IRS Employer

            of incorporation)                  File Number)          Identification No.)

11011 King Street, Suite 260

Overland Pak, KS  66210

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (913) 384-2599

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Bylaws

On March 2, 2005, the Directors, pursuant to authority granted in the Company’s Articles of Incorporation, signed a Written Consent of all Directors in Lieu of a Meeting of Directors (the “Consent”) which, among other things, amended two provisions of the Company’s by-laws.  When the Company redomiciled into Nevada it had kept its prior provision relating to the removal of directors by majority vote.  Nevada corporate law requires no less than a 2/3 super-majority vote to remove a director, so the Directors acted to bring the Company’s by-laws into compliance with Nevada state requirements by requiring no less than a 2/3 super-majority vote to remove a director.

Although the Company’s Articles allow for only one Director at a time, the by-laws required the board to be comprised of between three and nine directors.  The Company presently has two directors and has no current plans to increase that number.  Accordingly, the by-laws were amended to conform to the terms set out in the Company’s Articles of Incorporation.

Item 8.01 Other Events

On March 4, 2005, Empire Energy Corporation International (“Empire”) lodged with the Australian Securities and Investment Commission and presented to the board of directors of Great South Land Minerals Limited (“GSLM”), a private company incorporated under Australian law in the Australian state of Tasmania, a Bidder’s Statement, as required by Australian law, offering to exchange, on a one-for-one basis, shares of Empire for shares in GSLM (the “Offer”).

Empire’s definitive proxy statement filed with the Commission on February 20, 2004, offered full details relating to the background of the Offer.  Empire received shareholder approval to do all actions necessary to complete the Offer on March 29, 2004.

Empire is making the offer for all of the issued and outstanding shares of GSLM with a minimum tender condition of 50% plus one share.  The offer is expected to remain open until at least April 7, 2005, but Empire has reserved the right to extend the offer to the degree permitted by Australian law.  If the Offer is successful, GSLM shareholders may acquire as much as 84% of the then issued and outstanding shares of Empire.

The description in this Item 8.01 relating to the Bidder’s Statement and the Offer is qualified in its entirety by reference to the Bidder’s Statement attached hereto as Exhibit 99.1.

Empire is relying on the limited exemption to registration provided by Rule 802 under the Securities Act.  Empire, after extensive communications with the Chairman of GSLM, an executive officer of GSLM and both US and Australian counsel, concluded that, calculating in the method required by Rule 800(h), US shareholders in GSLM held less than 2% of the total issued and outstanding shares.  As permitted under Rule 802, any shareholders tendering GSLM shares that would have been viewed to have been unrestricted under US law will be issued Empire shares without restrictive legends.  As required by Rule 802, Empire will file a Form CB with the Commission on the first business day following transmission of the Bidder’s Statement to GSLM shareholders.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.  The following exhibits are furnished as part of this report:

Exhibit Number	Description
3.1	Amended and Restated By-laws of Empire Energy Corporation International as of March 2, 2005.
99.1

Bidder’s Statement relating to an offer of all outstanding ordinary shares of Great South Land Minerals Limited by Empire Energy Corporation International, lodged with the Australian Securities and Investments Commission on March 4, 2005.

99.2	Acceptance Form for GSLM shareholders tendering ordinary shares in response to the Exchange Offer by Empire.
99.3	Press Release relating to the lodging of the Bidder’s Statement, issued on March 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION

     INTERNATIONAL

Date:  March 7, 2005

By: /s/ John Garrison

John Garrison

Director

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated By-laws of Empire Energy Corporation International as of March 2, 2005.
99.1

Bidder’s Statement relating to an offer of all outstanding ordinary shares of Great South Land Minerals Limited by Empire Energy Corporation International, lodged with the Australian Securities and Investments Commission on March 4, 2005.

99.2	Acceptance Form for GSLM shareholders tendering ordinary shares in response to the Exchange Offer by Empire.
99.3	Press Release relating to the lodging of the Bidder’s Statement, issued on March 4, 2005.

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